UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2013

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-50047	52-1948274
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
Address of principal executive offices

(410) 641-1700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2013, Gerald T. Mason informed the Board of Directors that he will be resigning from his position as director of the Company effective September 30, 2013.  Mr. Mason is resigning due to a pending personal relocation to the State of Washington, and not as the result of any disagreement with the Board of Directors or with the management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date:	August 19, 2013	By: /s/ Raymond M. Thompson

Raymond M. Thompson
President & Chief Executive Officer